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                                                                     Exhibit (a)

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
               PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.

     PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC., a Maryland corporation having its principal offices in Maryland in the city of Baltimore (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended as follows:

     (a) The second sentence of Article IV, Section 2(c) shall be amended by inserting the following text after the words "of this Section 2":

     ", less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors."

     (b) The second sentence of Article IV, Section 2(e) shall be amended by replacing the text after the words "of this Section 2" with the following:

     ", less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors, and to take all other steps deemed necessary or advisable in connection therewith. A redemption by the Corporation in accordance with the charter of the Corporation, even if it is for all the shares of a series or class, shall not be considered a liquidation requiring a vote of stockholders."

     (c) Article VI, Section 6 shall be moved to, and renumbered as, Article VI,
Section 8.

     (d) Article VI shall be amended by adding the following as a new Section 6:

     "The Board of Directors is explicitly authorized to, without action by stockholders (unless such approval is required by the Investment Company Act of 1940), invest all or a portion of the assets of any series or class, or dispose of all or a portion of the assets of any series or class and invest the proceeds of such disposition, in cash or in interests issued by one or more other investment companies registered under the Investment Company Act of 1940. The Board of Directors is explicitly authorized to, without action by stockholders, cause a series or class that is organized in the master/feeder fund structure to withdraw or redeem its assets from the master fund and cause such series or class to invest its assets directly in cash or in securities and other financial instruments or in another master fund."

     (e) Article VI shall be amended by adding the following as a new Section 7:

     "The Corporation shall indemnify (A) its current and former directors and officers, whether serving or having served the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force (as limited by the Investment Company Act of 1940), including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal."

     (f) The text of Article VII shall be deleted in its entirety and replaced with the following:

     "The Corporation reserves the right from time to time to make any amendments to the charter of the Corporation which may now or hereafter be authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter of the Corporation, of any shares of its outstanding stock by classification, reclassification, or otherwise. In clarification and not limitation of the foregoing, a majority of the entire Board of Directors, without action by the stockholders, may amend the charter of the Corporation to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue."

SECOND: The foregoing amendments do not increase the authorized stock of the Corporation.

THIRD: The foregoing amendments to the Charter of the Corporation have been advised by the Board of Directors and approved by the stockholders of the Corporation.

FOURTH: The Corporation desires to restate its Charter as currently in effect (including the amendments set forth above), and the Charter is hereby restated in its entirety to read as follows, the following provisions constituting all of the provisions of the Charter of the Corporation currently in effect:

                                   ARTICLE I.

     The name of the corporation (hereinafter called the "Corporation") is Prudential Institutional Liquidity Portfolio, Inc.

                                   ARTICLE II.
                                    Purposes

     The purpose for which the Corporation is formed is to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereinafter in force.

                                  ARTICLE III.
                               Address in Maryland

     The post office address of the place at which the principal office of the Corporation in the State of Maryland is located is c/o The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202.

     The name of the Corporation's resident agent is The Corporation Trust Incorporated, and its post office address is 300 E. Lombard Street, Baltimore, Maryland 21202. Said resident agent is a corporation of the State of Maryland.

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                                   ARTICLE IV.
                                  Common Stock

     Section 1.(a) The total number of shares of stock which the Corporation has authority to issue is 25,000,000,000 shares of common stock (the "Shares") of the par value of $.001 each, having an aggregate par value of $25,000,000 (any class(es) or series of Shares from time to time created by the Board of Directors being herein referred to individually as a "Class" and collectively as "Classes"). The authorized shares are divided equally into two series with 20,000,000,000 shares with an aggregate par value of $20,000,000 designated Institutional Money Market Series and 5,000,000,000 shares with an aggregate par value of $5,000,000 designated Liquid Asset Series. The Institutional Money Market Series is further divided into two classes of shares with 5,000,000,000 shares being designated Class A and 15,000,000,000 being designated Class I. The Board of Directors of the Corporation shall have the power and authority to classify or reclassify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such unissued Shares. The Board of Directors of the Corporation shall have the power and authority to increase or decrease the aggregate number of Shares of any Class that the Corporation has authority to issue.

     (b) A description of the relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of' all Classes of Shares is as follows unless otherwise set forth in the Articles Supplementary filed with the Maryland State Department of Assessments and Taxation describing any further Class or Classes from time to time created by the Board of Directors:

          (i) Assets Belonging to Class. All consideration received by the Corporation for the issue or sale of Shares of a particular Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as hereinafter defined) allocated to that Class as provided in the following sentence, are herein referred to as "assets belonging to" that Class. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Class (collectively "General Items"), the Board of Directors shall allocate such General Items to and among any one or more of the Classes created from time to time in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable; and any General Items so allocated to a particular Class shall belong to that Class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Classes for all purposes.

          (ii) Liabilities Belonging to Class. The assets belonging to each particular Class shall be charged with the liabilities of the Corporation in respect of that Class and with all expenses, costs, charges and reserves attributable to that Class, and shall be so recorded upon the books of account of the Corporation. Such liabilities, expenses, costs, charges and reserves, together with any General Items (as hereinafter defined) allocated to that Class as provided in the following sentence, so charged to that Class are herein referred to as "liabilities belonging to" that Class. In the event there are any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular Class

                                     - 3 -

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     (collectively, "General Items"), the Board of Directors shall allocate and charge such General Items to and among any one or more of the Classes created from time to time, in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable; and any General Items so allocated and charged to a particular Class shall belong to that Class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Classes for all purposes.

          (iii) Dividends. Dividends and distribution on Shares of a particular Class may be paid to the holders of Shares of that Class at such times, in such manner and from such of the income and capital gains accrued or realized from the assets belonging to that Class, after providing for actual and accrued liabilities belonging to that Class, as the Board of Directors may determine.

          (iv) Liquidation. In the event of the liquidation or dissolution of the Corporation, the stockholders of each Class that has been created shall be entitled to receive, as a Class, when and as declared by the Board of Directors, the excess of the assets belonging to that Class over the liabilities belonging to that Class. The assets so distributable to the stockholders of any particular Class shall be distributed among such stockholders in proportion to the number of Shares of that Class held by them and recorded on the books of the Corporation.

          (v) Voting. On each matter submitted to a vote of the stockholders, each holder of a Share shall be entitled to one vote for each Share standing in such holder's name on the books of the Corporation irrespective of the Class thereof and all Shares of all Classes shall vote as a single Class ("Single Class Voting"); provided, however, that (A) as to any matter with respect to which a separate vote of any Class is required by the Investment Company Act of 1940 or would be required under the Maryland General Corporation Law, such requirements as to a separate vote by that Class shall apply in lieu of Single Class Voting as described above; (B) in the event that the separate vote requirements referred to in (A) above apply with respect to one or more Classes, then, subject to (C) below, the Shares of all other Classes shall vote as a single Class; and (C) as to any matter which does not affect the interest of a particular Class, including but not limited to any proposal to liquidate any other Class, only the holders of Shares of the one or more affected Classes shall be entitled to vote.

          (vi) Quorum. The presence in person or by proxy of the holders of record of one-third of the Shares of all Classes issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation and except that where the holders of Shares of any Class are entitled to a separate vote as a class (a "Separate Class") or where the holders of Shares of two or more (but not all) classes are required to vote as a single class (a "Combined Class"), the presence in person or by proxy of the holders of record of one-third of the Shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote.

          (vii) Equality. Each Share of any particular Class shall represent an equal and proportionate interest in the assets belonging to that Class (subject to the liabilities belonging to that Class); however, the provisions of this sentence shall not restrict any distinctions permissible pursuant to subsection (iii) of this Section 1(b) or otherwise under these Articles of Incorporation that may exist with respect to stockholder elections to receive dividends or distributions in cash or Shares of the same Class or that may otherwise exist with respect to dividends and distributions on Shares of the same Class.

     Section 2. Each Share shall also be subject to the following provisions:

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     (a) The net asset value per Share of a particular Class shall be the quotient obtained by dividing the value of the net assets of that Class (being the value of the total assets belonging to that Class less the liabilities belonging to that Class) by the total number of Shares of that Class outstanding. Subject to subsection (b) of this Section 2, the value of the total assets belonging to each Class shall be determined by, determined pursuant to the direction of, or determined pursuant to procedures or methods (which procedures or methods may differ from Class to Class) prescribed or approved by the Board in its sole discretion, and shall be so determined at the time or times (which time or times may differ from Class to Class) prescribed or approved by the Board of Directors in its sole discretion.

     (b) The net asset value of each Share of a particular Class, for the purpose of the issue, redemption or repurchase of such Share, shall be determined in accordance with any applicable provision of the Investment Company Act of 1940, any applicable rule, regulation or order of the Securities and Exchange Commission thereunder, and any applicable rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934.

     (c) All Shares now or hereafter authorized shall be subject to redemption and redeemable at the option of the stockholder, in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations. Each holder of a Share of any Class, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates, if any, in proper form for transfer, shall be entitled to require the Corporation to redeem all or any part of the Shares of that Class standing in the name of such holder on the books of the Corporation at a redemption price per Share equal to the net asset value per Share of that Class determined in accordance with subsection (a) of this Section 2, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors.

     (d) Notwithstanding subsection (c) of this Section 2, the Board of Directors of the Corporation may suspend the right of the holders of Shares of any or all Classes to require the Corporation to redeem such Shares or may suspend any voluntary purchase of such Shares:

          (i) for any period (A) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, or (B) during which trading on the New York Stock Exchange is restricted;

          (ii) for any period during which an emergency, as defined by the rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (A) disposal by the Corporation of securities owned by it and belonging to the affected Class or Classes is not reasonably practicable, or (B) it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of the affected Class or Classes; or

          (iii) for such periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of security holders of the Corporation.

     (e) All Shares now or hereafter authorized shall be subject to redemption and redeemable at the option of the Corporation. The Board of Directors may by resolution from time to time authorize the Corporation to require the redemption of all or any part of the outstanding Shares of any Class upon the sending of written notice thereof to each stockholder any of whose Shares are so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable, out of funds legally available therefor, at net asset value per Share of that Class determined in accordance with subsection (a) of this Section 2, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors, and to take all other steps deemed necessary or advisable in connection therewith. A redemption by the Corporation in accordance with the charter of the Corporation, even if

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it is for all the shares of a series or class, shall not be considered a liquidation requiring a vote of stockholders.

     (f) The Board of Directors may by resolution from time to time authorize the purchase by the Corporation, either directly or through an agent, of Shares of any Class upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable out of funds legally available therefor at prices per Share not in excess of their net asset value per Share of that Class determined in accordance with subsection (a) of this Section 2 and to take all other steps deemed necessary or advisable in connection therewith.

     (g) Except as otherwise permitted by the Investment Company Act of 1940, payment of the redemption price of Shares of any Class surrendered to the Corporation for redemption pursuant to the provisions of subsection (c) or (e) of this Section 2 or for purchase by the Corporation pursuant to the provisions of subsection (f) of this Section 2 shall be made by the Corporation for such purpose. Any such payment may be made in whole or in part in portfolio securities or in cash, as the Board of Directors shall deem advisable, belonging to such Class, and no stockholder shall have the right, other than as determined by the Board of Directors, to have his Shares redeemed in portfolio securities.

     (h) In the absence of any specification as to the purposes for which Shares are redeemed or repurchased by the Corporation, all Shares so redeemed or repurchased shall be deemed to be acquired for retirement in the sense contemplated by the laws of the State of Maryland. Shares of any Class retired by repurchase or redemption shall thereafter have the status of authorized but unissued Shares of that Class.

     Section 3. Notwithstanding any provision of law requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the outstanding Shares of all Classes or of the outstanding Shares of a particular Class or Classes, as the case may be, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of Shares of all Classes or of the total number of Shares of such Class or Classes, as the case may be, outstanding and entitled to vote thereupon pursuant to the provisions of these Articles of Incorporation.

     Section 4. No holder of Shares of any Class shall, as such holder, have any preemptive right to purchase or subscribe for any Shares of that or any other Class which the Corporation may issue or sell (whether out of the number of Shares authorized by the Articles of Incorporation, or out of any Shares acquired by the Corporation after the issue thereof, or otherwise).

     Section 5. All persons who shall acquire Shares in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

                                   ARTICLE V.
                                    Directors

     The current number of directors of the Corporation is 10, and the names of those who shall act as such until the next meeting of stockholders and until their successors are duly elected and qualify are as follows: David E. A. Carson, Robert E. La Blanc, Douglas H. McCorkindale, Stephen P. Munn, Richard A. Redeker, Robin B. Smith, Stephen Stoneburn, Clay T. Whitehead, Judy A. Rice, and Robert F. Gunia.

     However, the By-Laws of the Corporation may fix the number of directors at no less than three and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors within a limit specified in the By-Laws (provided that, if there are no Shares outstanding, the number of directors may be less than three but not less than one), and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders.

     The By-Laws of the Corporation may divide the directors of the Corporation into classes and prescribe the tenure of office of the several classes; but no class shall be elected for a period shorter than one year or for a period longer than five years, and the term of office of at least one class shall expire each year.

                                   ARTICLE VI.
                                  Miscellaneous

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for creating, defining, limiting and regulating the powers of the Corporation, the directors and the stockholders.

     Section 1. The Board of Directors shall have the management and control of the property, business and affairs of the Corporation and is hereby vested with all the powers possessed by the Corporation itself so far as is not inconsistent with law or these Articles of Incorporation. In furtherance and without limitation of the foregoing provisions, it is expressly declared that, subject to these Articles of Incorporation, the Board of Directors shall have power:

     (a) to make, alter, amend or repeal from time to time the By-Laws of the Corporation except as such power may otherwise be limited in the By-Laws.

     (b) to issue Shares of any Class of the Corporation.

     (c) to authorize the purchase of Shares of any Class in the open market or otherwise, at prices not in excess of their net asset value for Shares of that Class determined in accordance with subsection (a) of Section 2 of Article IV hereof, provided that the Corporation has assets legally available for such purpose, and to pay for such Shares in cash, securities or other assets then held or owned by the Corporation.

     (d) to declare and pay dividends and distributions from funds legally available therefor on Shares of such Class or Classes, in such amounts, if any, and in such manner (including declaration by means of a formula or other similar method of determination whether or not the amount of the dividend or distribution so declared can be calculated at the time of such declaration) and to the stockholders of record as of such date, as the Board of Directors may determine.

     (e) to take any and all action necessary or appropriate to maintain a constant net asset value per Share for Shares of any Class.

     Section 2. Any determination made in good faith and so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors, shall be final and conclusive, and shall be binding upon the Corporation and all holders of Shares, past, present and future, of each Class, and Shares are issued and sold on the condition and undertaking, evidenced by acceptance of certificates for such Shares by, or confirmation of such Shares being held for the account of, any stockholder, that any and all such determinations shall be binding as aforesaid.

     Nothing in this Section 2 shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Section 3. The directors of the Corporation may receive compensation for their services, subject, however, to such limitations with respect thereto as may be determined from time to time by the stockholders.

     Section 4. Except as required by law, the holders of Shares shall have only such right to inspect the records, documents, accounts and books of the Corporation as may be granted by the Board of Directors of the Corporation.

     Section 5. Any vote of stockholders authorizing liquidation of the Corporation or proceedings for its dissolution may authorize the Board of Directors to determine, as provided herein, or if provision is not made herein, in accordance with generally accepted accounting principles, which assets are the assets belonging to each Class available for distribution to stockholders of that Class and may divide, or authorize the Board of Directors to divide, such assets among the stockholders of that Class in such manner as to ensure that each stockholder will receive an equal and proportionate amount of the value of such assets (determined as aforesaid) belonging to such Class upon such liquidation or dissolution.

     Section 6. The Board of Directors is explicitly authorized to, without action by stockholders (unless such approval is required by the Investment Company Act of 1940), invest all or a portion of the assets of any series or class, or dispose of all or a portion of the assets of any series or class and invest the proceeds of such disposition, in cash or in interests issued by one or more other investment companies registered under the Investment Company Act of 1940. The Board of Directors is explicitly authorized to, without action by stockholders, cause a series or class that is organized in the master/feeder fund structure to withdraw or redeem its assets from the master fund and cause such series or class to invest its assets directly in cash or in securities and other financial instruments or in another master fund.

     Section 7. The Corporation shall indemnify (A) its current and former directors and officers, whether serving or having served the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force (as limited by the Investment Company Act of 1940), including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     Section 8. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended.

     No amendment, modification or repeal of this Article VI shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

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                                  ARTICLE VII.
                                   Amendments

     The Corporation reserves the right from time to time to make any amendments to the charter of the Corporation which may now or hereafter be authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter of the Corporation, of any shares of its outstanding stock by classification, reclassification, or otherwise. In clarification and not limitation of the foregoing, a majority of the entire Board of Directors, without action by the stockholders, may amend the charter of the Corporation to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

                       ----------------------------------

     The term "Articles of Incorporation" as used herein and in the By-Laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

                       ----------------------------------

FIFTH: The foregoing Amendments to and Restatement of the Charter of the Corporation have been approved by the Board of Directors of the Corporation

SIXTH: The Corporation has filed Articles Supplementary indicating its election to be subject to Sections 3-804 and 3-805 of the Maryland General Corporation Law.

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

     IN WITNESS WHEREOF, these Articles of Amendment and Restatement have been executed on behalf of Prudential Institutional Liquidity Portfolio, Inc. this 13th day of August, 2003.

                                              PRUDENTIAL INSTITUTIONAL LIQUIDITY
                                              PORTFOLIO, INC.

                                              By: /s/ Judy A. Rice
                                                 ----------------------------
                                                 Judy A. Rice, President

Attest: /s/ Jonathan Shain
       ----------------------------
        Jonathan Shain
        Secretary

     The undersigned, President of PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation that these Articles of Amendment and Restatement are the act of the Corporation and certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

                                                  /s/ Judy A. Rice
                                                 ----------------------------
                                                 Judy A. Rice

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